Exhibit 107.1
Form
S-8
(Form Type)
VIRIDIAN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share, to be issued under the Viridian Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”)	Other (2)	2,000,000	$14.42 (2)	$28,840,000 (2)	$ 147.60 per $1,000,000	$4,256.78

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on February 12, 2024	Other (3)	290,000	$19.68 (3)	$5,707,200 (3)	$ 147.60 per $1,000,000	$842.38

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on March 1, 2024	Other (3)	31,000	$19.89 (3)	$616,590 (3)	$ 147.60 per $1,000,000	$91.01

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on March 1, 2024	Other (3)	31,000	$19.89 (3)	$616,590 (3)	$ 147.60 per $1,000,000	$91.01

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on April 1, 2024	Other (3)	31,000	$17.26 (3)	$535,060 (3)	$ 147.60 per $1,000,000	$78.97

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on April 1, 2024	Other (3)	31,000	$17.26 (3)	$535,060 (3)	$ 147.60 per $1,000,000	$78.97

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on April 1, 2024	Other (3)	40,000	$17.26 (3)	$690,400 (3)	$ 147.60 per $1,000,000	$101.90

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on May 1, 2024	Other (3)	200,000	$13.81 (3)	$2,762,000 (3)	$ 147.60 per $1,000,000	$407.67

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on May 1, 2024	Other (3)	31,000	$13.81 (3)	$428,110 (3)	$ 147.60 per $1,000,000	$63.19

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on May 1, 2024	Other (3)	200,000	$13.81 (3)	$2,762,000 (3)	$ 147.60 per $1,000,000	$407.67

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on May 1, 2024	Other (3)	40,000	$13.81 (3)	$552,400 (3)	$ 147.60 per $1,000,000	$81.53

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on May 1, 2024	Other (3)	40,000	$13.81 (3)	$552,400 (3)	$ 147.60 per $1,000,000	$81.53

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on May 1, 2024	Other (3)	40,000	$13.81 (3)	$552,400 (3)	$ 147.60 per $1,000,000	$81.53

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on June 3, 2024	Other (3)	200,000	$12.00 (3)	$2,400,000 (3)	$ 147.60 per $1,000,000	$354.24

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on June 3, 2024	Other (3)	250,000	$12.00 (3)	$3,000,000 (3)	$ 147.60 per $1,000,000	$442.80

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	40,000	$13.21 (3)	$528,400 (3)	$ 147.60 per $1,000,000	$77.99

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	6,000	$13.21 (3)	$79,260 (3)	$ 147.60 per $1,000,000	$11.70

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	10,500	$13.21 (3)	$138,705 (3)	$ 147.60 per $1,000,000	$20.47

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	10,500	$13.21 (3)	$138,705 (3)	$ 147.60 per $1,000,000	$20.47

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	10,500	$13.21 (3)	$138,705 (3)	$ 147.60 per $1,000,000	$20.47

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	175,000	$13.21 (3)	$2,311,750 (3)	$ 147.60 per $1,000,000	$341.21

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	46,500	$13.21 (3)	$614,265 (3)	$ 147.60 per $1,000,000	$90.67

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	24,000	$13.21 (3)	$317,040 (3)	$ 147.60 per $1,000,000	$46.80

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	15,000	$13.21 (3)	$198,150 (3)	$ 147.60 per $1,000,000	$29.25

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2024	Other (3)	200,000	$13.21 (3)	$2,642,000 (3)	$ 147.60 per $1,000,000	$389.96

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on August 1, 2024	Other (3)	12,000	$16.28 (3)	$195,360 (3)	$ 147.60 per $1,000,000	$28.84

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on August 1, 2024	Other (3)	7,500	$16.28 (3)	$122,100 (3)	$ 147.60 per $1,000,000	$18.02

Total Offering Amounts					$57,974,650		$8,557.05

Total Fee Offsets							$0.00

Net Fee Due							$8,557.05

(1)
Represents
2,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) of
Viridian
Therapeutics, Inc. (the “Registrant”) issuable pursuant to the Registrant’s Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”), 290,000 shares of Common Stock of the Registrant issuable pursuant to a Stock Option Inducement Award granted on February 12, 2024, 62,000 shares of Common Stock of the Registrant issuable pursuant to the Stock Option Inducement Awards granted on March 1, 2024, 102,000 shares of Common Stock of the Registrant issuable pursuant to the Stock Option Inducement Awards granted on April 1, 2024, 551,000 shares of Common Stock of the Registrant issuable pursuant to the Stock Option Inducement Awards granted on May 1, 2024, 450,000 shares of Common Stock of the Registrant issuable pursuant to the Stock Option Inducement Awards granted on June 3, 2024, 538,000 shares of Common Stock of the Registrant issuable pursuant to the Stock Option Inducement Awards granted on July 1, 2024, and 19,500 shares of Common Stock of the Registrant issuable pursuant to the Stock Option Inducement Awards granted on August 1, 2024. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form
S-8,
also includes additional shares of Common Stock of the Registrant in respect of the securities identified in the above table that may become issuable through the 2016 Plan and each of the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2)
Estimated solely for calculating the
registration
fee, pursuant to
paragraphs
(c) and (h) of
Rule
457
under
the
Securities
Act, on
the
basis of the
average
of the high and low sale prices of the shares of Common Stock of the Registrant on The Nasdaq Capital Market on August 5, 2024, within five business days prior to filing
.

(3)	Based on the exercise price on the date of grant.